Exhibit 10.48

FOURTH AMENDMENT TO AMENDED AND RESTATED

THE CHEESECAKE FACTORY INCORPORATED EXECUTIVE SAVINGS PLAN

This Fourth Amendment to the Amended and Restated The Cheesecake Factory Incorporated Executive Savings Plan (the “Fourth Amendment”) is effective February 25, 2013

A.            RECITALS

1.              The Cheesecake Factory Incorporated , a Delaware corporation (“Company”) maintains an unfunded deferred compensation plan, entitled “The Cheesecake Factory Executive Savings Plan” (the “ESP Plan”), to provide supplemental retirement income benefits for a select group of management and highly compensated employees, through deferrals of salary and bonuses, and through discretionary Company contributions.

2.              On July 23, 2008, the Company amended and restated the 1999 Plan so that the provisions of Exhibit A to the Plan would apply only to Deferrals and Company Contributions contributed and vested on or before December 31, 2004 (“Plan A”) and that the provisions of Exhibit B to the Plan would apply only to Elective Deferrals and Company Contributions contributed or vested on or after January 1, 2005 (“Plan B”). The amended and restated ESP Plan, collectively with Plan A and Plan B, is hereafter referred to as the “Plan”.

3.              Unlike Elections to defer Salary and Director’s Fees, which, under Plan B, remain in effect until changed or terminated by a Participant in accordance with Plan B, Elections to defer Bonus apply only to Bonus payable with respect to services performed during the Plan Year for which the Election is made and does not remain in effect for any subsequent Plan Year.

4.              Following Open Enrollment for the Plan Year commencing January 1, 2013 (the “2013 Plan Year”), the Company realized that an inordinate number of Participants failed to elect do defer Bonus to be earned during the 2013 Plan Year (the “2013 Bonus Deferral Election(s)”).  The Company has confirmed that many of these Participants intended to make such an Election but do not recall having had received their 2013 Open Enrollment materials. The Company believes that a change in how Open Enrollment materials were distributed for the 2013 Plan Year caused many Participants to not recognize their Open Enrollment materials and as a result many Participants failed to make a 2013 Bonus Deferral Election.

5.              Treasury  Regulation section 1.409A-2(a)(8) permits initial deferral elections for “performance-based compensation” to be made on or before the date that is six months before the end of the performance period, provided that the service provider performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made under paragraph -2(a)(8), and provided further that no election may be made after such compensation has become readily ascertainable.

6.              To the extent allowable under Treasury Regulation section 1.409A-2(a)(8), the Company desires to amend  Plan B to provide a special election period allowing Participants who failed to make 2013 Bonus Deferral Election(s) the opportunity to do so.

7.              Unless otherwise defined in this Fourth Amendment to the contrary, all capitalized terms herein shall have the meaning given such term in the Restated Plan.

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B.            AMENDMENT

I.                Plan B is hereby amended to include the following provision:

“Notwithstanding any other provision of Plan B to the contrary, a Participant who during Open Enrollment for the Plan Year commencing January 1, 2013, failed to make an Election to defer Bonus to be earned in 2013 may make such an Election by filing with the Plan Administrator such an Election on a form approved by the Plan Administrator during the Special Election Period (defined below); provided (i) a Participant may not make such an Election with respect to Bonus that is not “performance-based compensation” or that has become “readily ascertainable” as of the date of such Election; and, (ii) such Participant continuously performs services (to the extent required under applicable Treasury Regulations) for the Company from January 1, 2013 through the date such Participant makes such an Election.   For purposes of this provision, “Special Election Period” commences on March 4, 2013 and ends on March 15, 2013, and “performance-based compensation” and “readily ascertainable” are defined under applicable Treasury Regulations.

Except as herein modified, all other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be effective as of the date stated above.

The Cheesecake Factory Incorporated

By:	/s/ DAVID OVERTON

Its:	Chief Executive Officer